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                                                                    Exhibit 23.4

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Provident Bankshares Corporation of our report dated January 19, 2000 relating to the financial statements, which appears in the Provident Bankshares Corporation's 1999 Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Baltimore, Maryland
June 21, 2000